UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K



                   CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): June 2, 2006



                     Analex Corporation
   (Exact name of registrant as specified in its charter)




     Delaware                0-5404             71-0869563
  (State or other       (Commission File      (IRS Employer
  jurisdiction of          Number)       Identification No.)
  incorporation)


    2677 Prosperity Avenue, Suite 400, Fairfax, VA 22031
    (Address of principal executive offices) (Zip Code)

                       (703) 852-4000
    (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

     On April 29, 2005 the Analex Corporation (the "Company") was served with a complaint filed by H&K Strategic Business Solutions, LLC, now known as Altus Associates ("Altus"), in Fairfax County Circuit Court of Virginia, alleging breach of contract relating to a Corporate Acquisition Agreement between the parties, dated February 10, 2004 that was later terminated by the Company on February 14, 2005. By the complaint, Altus sought damages of $830,000, related to a finder's fee in connection with Analex' acquisition of ComGlobal Systems, Inc. ("ComGlobal") in April 2005, together with legal fees and expenses.
Analex contends that Altus had no meaningful role in the eventual merger with ComGlobal and, therefore, was not entitled to a fee. The Company filed a counter-claim against Altus seeking reimbursement of prior retainer payments made to Altus of approximately $110,000, plus certain legal fees, based upon Altus' failure to register as an investment advisor. This matter was tried in March 2006.

     On June 2, 2006, the Fairfax County Circuit Court ruled that Altus was entitled to a fee of $830,000, plus interest at an annual rate of 6 percent from April 1, 2005, together with legal fees and expenses

     The Company and its counsel continue to believe that the Altus claim is without merit and the Company intends to file an appeal to the Virginia Supreme Court.

     Pending final resolution of the appeal, the Company will either post a bond or execute a letter of credit securing its potential obligations in connection with this judgment. For the quarter ending June 30, 2006, the Company will record a liability for each element of the judgment. The finder's fee of $830,000 represents an additional direct cost of the ComGlobal acquisition and will increase the goodwill recorded in connection with that transaction. Earnings for the quarter ending June 30, 2006, will reflect approximately $60,000 of interest expense, representing interest on the finder's fee at 6 percent for the period April 1, 2005 through June 30, 2006, and approximately $200,000 of legal expense related to Altus's attorney's fees. Management does not believe this judgment will have a material impact on the Company's results of operations. In the event the Company's appeal is unsuccessful, thus requiring the Company to make total future cash payments of approximately $1.1 million to Altus, management believes this amount can be paid without materially impacting the Company's liquidity or cash flows.


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                          SIGNATURE

   Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ANALEX CORPORATION

Date: June 8, 2006             By:   /s/ C. Wayne Grubbs
                               ------------------------------
                                    C. Wayne Grubbs
                                    Senior Vice President and
                                    Chief Financial Officer

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